EXHIBIT 10.8

                               PLEDGE AGREEMENT


     This PLEDGE AGREEMENT, dated as of October 28, 2004, is made by Q MATRIX, Inc. (the "Debtor"), and Bram Enterprises, a General Partnership (the "Secured Party").

                              W I T N E S S E T H:

     WHEREAS, the Secured Party is the payee of that certain secured promissory note dated on or about the date hereof (the "Note"); and

     WHEREAS, the parties agree that all of the obligations under the Note shall be secured by a lien and pledge on the securities and interests described in Schedule A attached hereto pursuant to the terms of this Pledge Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in order to induce the Secured Party to make the loan evidenced by the Note, the Debtor hereby agrees with the Secured Party as follows:

SECTION 1:  DEFINITIONS

     1.1 Definitions. The following words shall have the following meanings when used in this Pledge Agreement. All terms used herein not otherwise defined in this Pledge Agreement shall have the meanings attributed to such terms in the Note, and if not defined in the Note, then the California Commercial Code, as may be amended from time to time.

     "Collateral" means all of the Pledged Receivables (as defined below), fixed assets, notes receivable, software systems, preferred service provider lists and any and all intellectual property of Q MATRIX.

     "Event of Default" means and includes any of the Events of Default set forth in Section 3 below.

     "Indebtedness" means all amounts due and owing to the Secured Party pursuant to, and all payment obligations arising under, the Note, together with all expenses relating to enforcement thereof, including without limitation reasonable legal fees.

     "Pledged Receivables" means the accounts receivable from Q MATRIX customers for full service maintenance agreements and time and material business.

     "Pledge Agreement" means this Pledge Agreement, as this Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Pledge Agreement from time to time.

SECTION 2:  GRANT OF SECURITY INTEREST; OBLIGATIONS OF THE DEBTOR

     2.1 Grant of Security Interest. As collateral security for all of the Indebtedness, the Debtor hereby grant, transfer, assign and convey to the Secured Party a continuing security interest in all currently existing and hereafter acquired or arising Collateral to secure prompt repayment of any and

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all Indebtedness and to secure prompt performance by the Debtor of each of its covenants and duties under the Note and this Pledge Agreement. The parties agree that the Secured Party shall have the rights stated in this Pledge Agreement with respect to the Collateral in addition to all other rights which the Secured Party may have by law.

     2.2 Representations and Obligations of the Debtor. The Debtor represent, warrant, and covenant to the Secured Party as follows:

          (a) Perfection of Security Interest. The Debtor agrees to execute at any time and from time to time such financing statements and to take whatever other actions are requested by the Secured Party which may be necessary or desirable to create a security interest in favor of the Secured Party in, and/or to perfect and continue the Secured Party's security interest in, the Collateral, including without limitation execution of any collateral assignments and any documents required to be filed with governmental agencies or authorities. The Debtor will deliver to the Secured Party any and all documents evidencing or constituting the Collateral, possession of which is required in order for the Secured Party to perfect its security interest therein. The Secured Party may at any time and from time to time, and without further authorization from the Debtor, file a carbon, photographic or other reproduction of any financing statement or of this Pledge Agreement for use as a financing statement. The Debtor will reimburse the Secured Party for all reasonable expenses for the perfection and the continuation of the perfection of Secured Party's security interest in the Collateral. This is a continuing Pledge Agreement and will continue in effect until all of the Indebtedness is paid in full. The Secured Party shall immediately release its interest in the Collateral upon the full and final payment and satisfaction of the Indebtedness. If payment is made by the Debtor, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter the Secured Party is forced to remit the amount of that payment to the Debtor's trustee in bankruptcy or to any similar person under any federal, state or foreign bankruptcy law or other law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of enforcement of this Pledge Agreement. If permitted or required under applicable law, the Secured Party may file any financing statements with respect to the Collateral without the signature of the Debtor, and the Debtor hereby authorize the Secured Party to do so. Any financing statements may state that the Secured Party has a lien in the Pledged Receivables.

          (b) Power of Attorney. The Debtor hereby irrevocably make, constitute and appoint the Secured Party (and all of such Secured Party's general partners, officers, employees, or agents designated by such Secured Party) as its true and lawful attorney, with power to: (i) if the Debtor refuse to do so or unreasonably delay in doing so, sign the Debtor' names on any of the documents described hereunder or on any other similar documents to be executed, recorded, or filed in order to perfect or continue the perfection of the Secured Party's security interest in the Collateral; (ii) at any time that an Event of Default has occurred and is continuing, demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; and (iii) at any time that an Event of Default has occurred and is continuing, file any claim or claims or, following the occurrence and during the continuance of an Event of Default, take any action or institute or take part in any proceedings, either in its own name or in the name of such Debtor, with respect to the Collateral, which in the discretion of the Secured Party may seem to be necessary or advisable. The appointment of the Secured Party as the Debtor' attorney, and each and every one of the Secured Party's rights and

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powers, being coupled with an interest, is irrevocable and shall remain in full force and effect until all of the Indebtedness has been fully repaid and performed.

          (c) Authority; No Violation. The Debtor has full capacity to enter into this Pledge Agreement and the legal right to pledge the Collateral to the Secured Party pursuant hereto, and this Pledge Agreement constitutes a legal, valid, and binding obligation of the Debtor enforceable in accordance with its terms. The execution of this Pledge Agreement does not violate any law or material agreement, nor will it result in any lien or encumbrance on the Collateral except for the security interest created hereunder.

          (d) Removal of Collateral; Transactions Involving Collateral. To the extent the Pledged Receivables are not in the possession of the Secured Party, such Pledged Receivables shall be kept at the principal office of Q MATRIX, Inc., or at such other location(s) as are reasonably acceptable to the Secured Party. The Debtor shall not sell, assign, transfer, convey, grant a participation interest in, pledge, mortgage, encumber, hypothecate or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance or charge, other than the security interest provided for in this Pledge Agreement.

          (e) Title. As of the date hereof, the Debtor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Pledge Agreement. No financing statement or other evidence of a lien or transfer covering any of the Collateral is on file in any public office in any jurisdiction other than those which reflect the security interest created by this Pledge Agreement. The Debtor shall defend the Secured Party's rights in the Collateral against any and all claims and demands. The Pledged Receivables have been duly authorized, validly issued, fully paid, and non-assessable.

SECTION 3:  EVENTS OF DEFAULT; REMEDIES

     3.1 Events of Default. An "Event of Default" shall include: (i) a default in payment of the principal amount or accrued but unpaid interest thereon of the Note on the date such payment is due and which such default continues for five (5) days thereafter; (ii) failure by the Debtor and/or Debtor for twenty (20) days after written notice to comply with any material provision or covenant of the Note or this Pledge Agreement (other than payment defaults described in clause (i) above); (iii) any warranty, representation or statement made or furnished by the Debtor and/or Debtor to the Secured Party under the Note or this Pledge Agreement is false or misleading in any material respect; (iv) if the Debtor is subject to any bankruptcy, insolvency or similar proceeding; and (v) this Pledge Agreement ceases to be in full force and effect (including without limitation the failure to create a valid and perfected first priority security interest or lien in the Collateral) at any time and for any reason.

     3.2 Rights and Remedies on Default. If an Event of Default occurs and is continuing under this Pledge Agreement, the Secured Party shall have all the rights of a secured party under the California Commercial Code. In addition and without limitation and so long as an Event of Default has occurred and is continuing, the Secured Party may exercise any one or more of the following rights and remedies:

          (a) Accelerate Indebtedness. The Secured Party may declare the entire Indebtedness immediately due and payable, without notice.

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          (b)  Sell the Collateral.  The Secured Party shall have full power to sell, lease, transfer or otherwise deal with the Collateral or proceeds thereof in its own name or that of the Debtor. The Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All reasonable expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding and selling the Collateral, shall become a part of the Indebtedness secured by this Pledge Agreement and shall be payable on demand, with interest at the rate specified in the Note from date of expenditure until repaid.

          (c) Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

          (d) Transfer Title. Transfer title to the Collateral into the name of the Secured Party or its designee and have such transfer recorded in any place(s) deemed appropriate by the Secured Party, and/or effect transfer of title upon sale of all or part of the Collateral. For this purpose, the Debtor irrevocably appoint the Secured Party as their attorney-in-fact to execute endorsements, assignments, and instruments in the name of the Debtor as shall be necessary or reasonable following any such sale to effect the transfer of title.

          (e) Collect Income. The Secured Party, either itself or through a receiver, may collect the payments, income and revenues from the Collateral. The Secured Party may at any time in its discretion transfer any Collateral into its own name or that of its nominee(s) and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as the Secured Party may determine. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as the Secured Party may determine.

          (f) Application of Proceeds. The proceeds of any foreclosure or realization upon the Collateral shall be applied:

               (A)  First, to the costs and expenses of collection;

               (B)  Second, to overdue interest;

               (C) Third, to the outstanding principal amount of the Indebtedness; and

               (D) Fourth, any excess to the Debtor or other party or parties in accordance with applicable law or court order.

          (g) Other Rights and Remedies. The Secured Party shall have all the rights and remedies of a secured creditor under the provisions of the California Commercial Code, as may be amended from time to time. In addition, the Secured Party shall have and may exercise any or all rights and remedies they may have available at law, in equity, or otherwise.


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     3.3  Cumulative Remedies.  All of the Secured Party' rights and remedies, whether evidenced by this Pledge Agreement or the Note or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by the Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of the parties under this Pledge Agreement, after such party's failure to perform, shall not affect the Secured Party's right to declare a default and to exercise their remedies.

SECTION 4:    PLEDGED RECEIVABLES

     4.1 Prior to Event of Default. So long as no Event of Default shall have occurred and be continuing:

          (a) The Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Receivables or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement; provided, however, that the Debtor shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Receivables or any part thereof; and provided further that the Debtor shall give the Secured Party at least five days' prior written notice of the manner in which they intend to exercise, or the reasons for refraining from exercising, any such right.

          (b) The Debtor shall be entitled to receive and retain any and all distributions, dividends, and interest paid in respect of the Pledged Receivables; provided, however, that any and all

               (i) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Receivables,

               (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Receivables in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Receivables,

shall be, and shall be forthwith delivered to the Secured Party, to hold as, Collateral and shall, if received by the Debtor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Debtor and be forthwith delivered to the Secured Party, as Collateral in the same form as so received (with any necessary endorsement) and such cash received by the Secured Party will be deposited in an account held by the Secured Party. The Debtor, promptly upon the request of the Secured Party, shall execute such documents and do such acts as may be necessary or desirable in the reasonable judgment of the Secured Party to give effect to this clause
(b).

          (c) The Debtor shall deliver to the Secured Party any distribution consisting of additional securities of an issuer of Pledged Receivables immediately upon receipt, together with executed stock powers and corporate resolutions authorizing the transfer of title of such shares after the occurrence and during the continuance of an Event of Default pursuant to the terms of this Pledge Agreement.

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     4.2  During Event of Default.  Upon the occurrence and during the continuance of an Event of Default:

          (a) All rights of Debtor (i) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4.1(a) shall, upon notice to Debtor by the Secured Party, cease and (ii) to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to
Section 4.1(b) shall automatically cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as additional Pledged Receivables such dividends, interest payments and other distributions. For the avoidance of doubt, the Secured Party is hereby granted an irrevocable proxy coupled with an interest to exercise all voting power with respect to any additional securities of an issuer of Pledged Receivables, effective upon the occurrence and during the continuance of an Event of Default. To the extent that the Secured Party is prohibited from exercising such voting power, the Debtor shall vote or refrain from voting as directed by the Secured Party.

          (b) All dividends, interest payments and other distributions that are received by the Debtor contrary to the provisions of clause (a) of this
Section 4.2 shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

SECTION 5:  MISCELLANEOUS PROVISIONS

     5.1 Entire Agreement; Amendments. This Pledge Agreement, together with the Note, the Secured Note and Warrant Purchase Agreement, and the Warrant constitute the entire understanding and agreement of the parties as to the matters set forth in this Pledge Agreement. No alteration of or amendment to this Pledge Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     5.2 CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS PLEDGE AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE CALIFORNIA. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE (1) THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA, SANTA CLARA COUNTY AND THAT THE PARTIES SHALL BE SUBJECT TO THE JURISDICTION OF SUCH COURTS, AND (2) THAT SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE PERSONAL SERVICE.

     5.3 Attorneys' Fees; Expenses. The Debtor agrees to pay promptly upon demand, all of the Secured Party's costs and expenses, including without limitation reasonable attorneys' fees and legal expenses, incurred in connection with the enforcement of this Pledge Agreement. The Secured Party may pay someone else to help enforce this Pledge Agreement, and the Debtor shall pay the reasonable costs and expenses of such enforcement. Costs and expenses include without limitation the Secured Party's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, reasonable attorneys' fees and legal expenses for bankruptcy proceedings (and including

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efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Debtor also shall pay all court costs and such additional fees as may be directed by the court.

     5.4 Caption Headings. Caption headings in this Pledge Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Pledge Agreement.

     5.5 Notices. All notices required to be given under this Pledge Agreement shall be given in writing and shall be effective when actually delivered or five (5) days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given or, if via facsimile, when sent via facsimile transmission to the party to whom the notice is to be given and confirmation of such transmission has been received, at the address and/or facsimile number shown on the signature page below:

     Any party may change its address for notices under this Pledge Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, the Debtor agree to keep the Secured Party informed at all times of their current addresses.

     5.6 Severability. If a court of competent jurisdiction finds any provision of this Pledge Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken, and all other provisions of this Pledge Agreement in all other respects shall remain valid and enforceable and such offending provision shall not be affected in any other jurisdiction.

     5.7 Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Pledge Agreement shall be binding upon and inure to the benefit of the parties, their successors, and assigns. The Debtor shall not, however, have the right to assign this Pledge Agreement without the prior written consent of the Secured Party which may be withheld for any reason in the Secured Party's sole discretion.

     5.8 Waiver. Neither party shall be deemed to have waived any rights under this Pledge Agreement unless such waiver is given in writing and signed by the parties. No delay or omission on the part of a party in exercising any right shall operate as a waiver of such right or any other right. A waiver by a party of a provision of this Pledge Agreement shall not prejudice or constitute a waiver of such party's right otherwise to demand strict compliance with that provision or any other provision of this Pledge Agreement. No prior waiver by the Secured Party, nor any course of dealing between the parties, shall constitute a waiver of any of the Secured Party's rights. Whenever the consent of the Secured Party is required under this Pledge Agreement, the granting of such consent by the Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Secured Party.

     5.9 Indemnity. Except to the extent caused directly by the Secured Party's negligence or willful misconduct, the Debtor agrees to indemnify, pay, and hold the Secured Party and the officers, partners, directors, employees,

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agents, and affiliates thereof (collectively, the "indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any indemnitee, in any manner relating to or arising out of this Pledge Agreement and any action undertaken or contemplated hereby or refraining from any action. This indemnification shall survive the satisfaction and payment of the Indebtedness and termination of this Pledge Agreement.

     5.10 Further Assurances. The parties shall execute and deliver any and all further documents and take all further actions which may be required under applicable law, or which the Secured Party may reasonably request, to grant, preserve, protect and perfect the security interests created by this Pledge Agreement in the Collateral.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed as of the date first written above.


DEBTOR:                            Secured Party:

_________________________          __________________________________

Q MATRIX                           Bram Associates
475 Aviation Blvd Ste.100          3350 Round Barn Blvd, Ste 100
Santa Rosa, CA 95430               Santa Rosa, CA 95403





























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                                  SCHEDULE A

                           Description of Collateral

Accounts receivable from Q MATRIX customers for full service maintenance agreements and time and material business, fixed assets, notes receivable, software systems, preferred service provider lists and any and all intellectual property of Q MATRIX.






















































October 28, 2004

Dear __________:

This letter outlines the collateral security terms relating to your investment in the Q MATRIX Private Placement Offering (the "Offering"). As you are aware, Q MATRIX (the "Company") has closed an additional $300,000 of the Offering and Bram Enterprises, a General Partnership ("BRAM"), has agreed to take a "lead" position of $150,000 in that investment. In order to provide adequate incentives for BRAM to make this lead investment, the Board of Directors of the Company has approved a collateral enhancement. More specifically, Q MATRIX has pledged its assets as security to BRAM and will be recording a UCC filing (see Exhibit A for a copy of the Pledge Agreement).

You have made an investment of seventy-five thousand dollars ($75,000) in the Offering. Your investment, along with $75,000 provided by __________ (collectively the "Non BRAM" investors) and the $150,000 provided by BRAM brings the total investment into Q MATRIX to $300,000 (the "Loans"). It is understood by both BRAM and the Company that the Pledge Agreement described in Exhibit A, along with the forthcoming UCC filings, is for the benefit of all holders of the Loans, including the Non BRAM investors.

To that end, this letter represents an agreement between BRAM and __________ ensuring that in the event of default and loss on the Loans, any proceeds received by BRAM from the enforcement and collection of the collateral will be shared pro-rata by all holders of the Loans.

NOTE: BRAM and the Company have not audited or evaluated the worth of the collateral outlined in Exhibit A and makes no representations of any potential value that may be ultimately realized through a foreclosure process.

Signed:

___________________    __________________       _____________________
William A. Robotham    Daniel J. Brinker        Name of Investor
General Partner        Chairman
BRAM Enterprises       Q MATRIX